UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
National Consumer Cooperative Bank
(Exact name of registrant as specified in its charter)

United States of America
(12 U.S.C. section 3001 et seq.)	2-99779	52-1157795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
601 Pennsylvania Avenue, N.W., North Building, Suite 750, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 349-7444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officer
As reported in a filing on Form 8-K on June 12, 2008, Charles H. Hackman, a Managing Director and the Chief Credit Officer of the National Consumer Cooperative Bank (“NCB”) announced his retirement from NCB, effective as of June 30, 2008. Under a retirement agreement between NCB and Mr. Hackman, Mr. Hackman will receive full salary and continuation of benefits (including medical, dental, vision and life insurance) until March 10, 2010. In addition, NCB will provide a yearly bonus in lieu of employer contributions to the 401(k) and retirement plans on the following dates for the following amounts: December 31, 2008 ($24,000), December 31, 2009 ($48,000), and March 10, 2010 ($11,000). Disability benefits paid by NCB for Mr. Hackman will cease as of June 30, 2008. Health care reimbursement account benefits for Mr. Hackman will end as of December 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: July 7, 2008	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer

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